UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): December 1, 2016

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2016, Lyndol L. Dew, the Senior Vice President - Worldwide Operations of Diamond Offshore Drilling, Inc. (the “Company”), was appointed as the Company’s Senior Vice President - Special Projects and Strategic Initiatives.

Item 8.01. Other Events

On December 1, 2016, the Company appointed Thomas M. Roth as its Senior Vice President - Worldwide Operations. Prior to joining the Company, Mr. Roth, age 60, held a variety of managerial positions with Halliburton Company, one of the world’s largest providers of products and services to the energy industry. Most recently, Mr. Roth served as Vice President of the Boots & Coots Product Service Line from July 2013 until September 2015 and Boots & Coots Global Operations Manager from August 2011 until July 2013. Mr. Roth joined Halliburton in 1979 as a Field Engineer and served in numerous managerial positions for Halliburton and its subsidiaries, including within Boots & Coots and the Completions and Production Division. Mr. Roth, a Registered Professional Engineer, received a Bachelor of Science degree in Electrical Engineering from the University of Louisiana at Lafayette, and a Master of Business Administration degree from Tulane University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2016	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary

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